SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

L-3 COMMUNICATIONS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 29, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

2008 Proxy Statement / Annual Report / Annual Report on Form 10-K

To view this material, have the 12-Digit Control # (located on the following page) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents, or a paper copy of the form of proxy, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before April 11, 2008.

To request material:	Internet: www.proxyvote.com	Telephone: 1-800-579-1639	**Email: sendmaterial@proxyvote.com

** If requesting material by e-mail please send a blank e-mail with the 12-Digit Control # (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

L-3 COMMUNICATIONS HOLDINGS, INC.
Vote In Person

Should you choose to vote these shares in person at the meeting you must request a “legal proxy”. To request a legal proxy please follow the instructions at www.proxyvote.com or request a paper copy of the material. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM.
Please refer to the proposals and follow the instructions.

Stockholders may opt out of paper copies for the convenience of receiving electronic stockholder materials. In doing so, you will receive all future Annual Meeting materials (proxy statement, annual report, annual report on Form 10-K, and voting instruction form) online. By enrolling for electronic delivery and voting online, you will receive an email before all future annual or special meetings of stockholders, notifying you of the website containing the proxy statement and other materials to be carefully reviewed before casting your vote.

Meeting Type:	Annual	Meeting Location:	Ritz-Carlton New York
Meeting Date:	April 29, 2008		Battery Park
Meeting Time:	2:30 p.m. Eastern Daylight Time		Two West Street
For holders as of:	March 3, 2008		New York, New York 10004

Directions to the 2008 Annual Meeting of Stockholders of L-3 Communications Holdings, Inc.

Directions from the East Side:

Take the FDR Drive South to the end and follow sign to the Battery Park City exit.

Proceed to the traffic light and make a right turn, go to the next light and make a left turn onto State Street and continue driving until very end.

We are located on Battery Place and West Street.

Directions from the West Side:

Take the West Side Highway South.

The West Side Highway South becomes West Street.

Continue South bearing right until the end of West Street.

Turn right, the hotel is on your right.

Directions by Subway:

Take the 4/5 to Bowling Green (last stop in Manhattan).

Turn right (South) onto Battery Place.

Follow Battery Place to Little West Street; turn right, the hotel is on your left.

Or

Take the 2/3 to Wall Street.

Walk West on Wall Street to Broadway; turn left on Broadway, then right onto Battery Place.

Follow Battery Place to Little West Street; turn right, the hotel is on your left.

Or

Take the 1/9 to Rector Street.

Walk South on Greenwich Street to Battery Place.

Turn right on Battery Place and follow to Little West Street; turn right, the hotel is on your left.

Voting items

The Board of Directors recommends that you vote

FOR each of the nominees listed in proposal 1 and

FOR proposal 2, proposal 3 and proposal 4.

1.	Election of our three Class I directors for a three year term:

Nominees:
01)	John M. Shalikashvili
02)	Michael T. Strianese
03)	John P. White
2.	Approval of the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan.
3.	Approval of the L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan.
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008.
5.	Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

Voting Instructions